AMENDMENT NO. 1
to
AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

     This AMENDMENT NO. 1 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is dated as of December 13, 2004, by and between Pacific Sunwear of California, Inc., a California corporation (the “Company”), and Greg H. Weaver (“Executive”).

     WHEREAS, the Company and Executive previously entered into that certain Amended and Restated Employment Agreement as of February 5, 2001 (the “Agreement”); and

     WHEREAS, the Company and Executive desire to amend the terms of the Agreement as set forth herein;

     NOW, THEREFORE, the parties agree as follows:

     1. Section 1 of the Agreement is hereby amended by the addition of the following sentences at the end of such Section:

     “Notwithstanding the foregoing, effective as of April 1, 2005, Executive shall cease to serve as Chief Executive Officer and shall thereafter serve as Executive Chairman of the Board. Executive’s time commitment to the Company in such capacity shall be approximately 40% of full-time effective as of April 1, 2005 and approximately 30% of full-time effective as of April 1, 2006. Executive acknowledges and agrees that, notwithstanding this reduced time commitment, he will not accept employment or serve as a consultant with another company or person while employed by the Company without the prior approval of the Company.”

     2. Section 2 of the Agreement is hereby amended by the addition of the following paragraphs immediately following the first paragraph of such Section:

     “Notwithstanding the foregoing, effective as of April 1, 2005 Executive’s base salary shall be $400,000 per year, and effective as of April 1, 2006 Executive’s base salary shall be $300,000 per year, payable in accordance with the Company’s practices in effect from time to time. Such base salary may be increased by the Company’s Board of Directors at such times and in such amounts as it may determine in its sole discretion.

     In addition, subject to Executive’s continued employment on such dates, the Company shall grant to Executive (i) on April 1, 2005 an option to purchase 75,000 shares of the Company’s stock, and (ii) on April 1, 2006 an option to purchase 50,000 shares of the Company’s stock. The exercise price of each such option shall be equal to the closing market price of the Company’s stock on the respective grant date. One-third (33 1/3%) percent of each such option shall become exercisable on the first anniversary of the grant date of such option, with the remaining two-thirds (66 2/3%) of such option becoming exercisable in equal monthly installments over the following two (2) years.”

     3. Section 3(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

     “The term of this Agreement (the “Term”) shall commence on the date hereof and shall terminate on March 31, 2007.”

     4. Section 3(g) of the Agreement is hereby amended by (i) the deletion of the phrase “or shall at any time give a 60 Day Notice” from the introduction of such Section and (ii) the deletion of the phrase “or the 60 Day Notice, as the case may be” from subsection (1) of such Section.

     5. Section 6 is hereby amended by the replacement of each party’s address with the following address:

“3450 East Miraloma Avenue
Anaheim, CA 92806-2101”

     6. Except as expressly modified herein, the Agreement shall remain in full force and effect in accordance with its original terms.

     7. Capitalized terms that are not defined herein shall have the meanings ascribed to them in the Agreement.

     8. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures on following page.]

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered on the day and year first above written.

PACIFIC SUNWEAR OF CALIFORNIA, INC.
By:	/s/ SETH JOHNSON
Seth Johnson
Chief Operating Officer

“EXECUTIVE”
/s/ GREG H. WEAVER
Greg H. Weaver
Chairman and Chief Executive Officer